CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




     We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement of Lehman Brothers Income Funds, and to the incorporation by reference of our report dated May 15, 2008 for the Prime Master Series, a series of Institutional Liquidity Trust, included in the March 31, 2008 Annual Report to Shareholders of Neuberger Berman Institutional Liquidity Series.





                                                /s/ TAIT, WELLER & BAKER LLP
PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 8, 2008